UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NutriSystem, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	23-3012204
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Welsh Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

This statement relates to the registration of the shares of common stock, par value $0.001 per share (the “Common Stock”), of NutriSystem Inc., a Delaware corporation (the “Company”), on the American Stock Exchange (“AMEX”). Such shares are presently registered on the NASDAQ OTC Bulletin Board (“NASDAQ OTC”). Upon the commencement of trading of the Common Stock on the AMEX, the Company intends to withdraw its registration of the Common Stock on the NASDAQ OTC. The Company’s Common Stock will be quoted on the AMEX under the symbol “NSI.”

The description of the Common Stock of the Company contained in Amendment No. 4 to Form 10 under the Securities Exchange Act of 1934, as amended, filed on March 14, 2000, including any amendment or report filed for the purpose of updating such description is incorporated by reference herein.

Item 2.	Exhibits

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NutriSystem, Inc.

	By:	/s/ James D. Brown

Date: May 5, 2004		James D. Brown Chief Financial Officer